EXHIBIT 5.1


                              OPINION RE: LEGALITY

                                January 11, 2000

rfaye@lillick.com                                                   415-984-8365

California Community Bancshares, Inc.
One Maritime Plaza, Suite 825
San Francisco, California 94111

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 filed by California Community Bancshares, Inc ("California Community") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 6,385,114 shares of California Community Common Stock, $0.01 par value, (the "Shares") to be issued in connection with the grant and exercise of options under the California Community Bancorp, Inc. 1999 Stock Option Plan (the "Stock Option Plan"):

         We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Stock Option Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thereto, and in the Prospectus included therein.


                                                     Very truly yours,

                                                     LILLICK & CHARLES LLP


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